                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  October 2001

I.   Original Deal Parameters
---------------------------
(a)  Pool Balance                                                                       705,106,000
(b)  Initial Invested Amount                                                            300,000,000
(c)  Original Investor Allocation Percentage                                                  71.90%
(d)  Certificate Rate                                                                          6.00%
(e)  Servicing Fee per Annum                                                                   0.25%
(f)  Original Required Subordinated Amount                                               49,676,362

II.  Allocation Percentages
---------------------------
(a)  Series Allocation Percentage                                                             60.00%
(b)  Investor Allocation Percentage                                                           86.17%
(c)  Investor Ownership Percentage                                                            31.01%

III. Receivables in the Trust
------------------------------
(a)  Pool Balance at end of month                                                       967,516,000
(b)  Interline Payables                                                                 162,567,000
(c)  Receivables 91+ days past invoice                                                   94,247,000
(d)  Ineligible Receivables                                                                       0
(e)  Overconcentrated Amount                                                                      0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]                         710,702,000
(g)  Unallocated Collections                                                                      0
(h)  Net Series Pool Balance [(f) * II.(a)]                                             426,421,065
(i)  Series Allocation Percentage * Unallocated Collections [(g) * II.(a)]                        0
(j)  Required Net Series Pool Balance [VI.(f) below]                                    367,429,302

IV.  Monthly Activity
---------------------
(a)  Pool Balance at beginning of month                                                 974,863,000
(b)  Total pool collections                                                             585,753,000
(c)  Total new invoices sold to Trust                                                   596,308,000
(d)  Dilutions                                                                           17,387,000
(e)  Charged-Off Receivables                                                                515,000
(f)  Reassigned Receivables                                                                       0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]                             967,516,000
(h)  Miscellaneous Payments                                                                       0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                 Series 1998-1

Due Period: October 2001

V.    Receivables Performance
-----------------------------
(a)   Monthly Payment Rate [IV.(b) / III.(f)]                                                   82.42%
(b)   Average Days Sales Outstanding [28 or 35 days / (a)]                                       34.0
(c)   Delinquency Data
          0 - 30 Days from Invoice                                                        746,562,000
          31 - 60 Days from Invoice                                                        95,886,000
          61 - 90 Days from Invoice                                                        30,821,000
          91 - 120 Days from Invoice                                                       16,393,000
          121 - 150 Days from Invoice                                                      11,693,000
          151 - 180 Days from Invoice                                                       8,247,000
          181 - 210 Days from Invoice                                                       9,891,000
          211 - 240 Days from Invoice                                                       5,926,000
          241 + Days from Invoice                                                          42,097,000
                                                                                       ---------------
          TOTAL                                                                           967,516,000

VI.   Reserves
--------------
(a)   Subordination Percentage [IX.(k) below]                                                   17.08%
(b)   Invested Amount                                                                     300,000,000
(c)   Available Subordinated Amount [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]        62,739,238
(d)   Yield Reserve                                                                         4,500,000
(e)   Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12]                                            190,064
(f)   Required Net Series Pool Balance                                                    367,429,302

VII.  Collections
-----------------
(a)   Total Pool Collections [IV.(b) above]                                               585,753,000
(b)   Miscellaneous Payments [IV.(h) above]                                                         0
(c)   Series Excess Collections                                                                     0
(d)   Series Allocable Collections [(a) * II.(a)]                                         351,451,689
(e)   Investor Collections [(d) * II.(b)]                                                 302,831,307
(f)   Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                                       0
(g)   Available Investor Collections [(c) + (e) + (f)]                                    302,831,307
(h)   Monthly Interest                                                                      1,500,000
(i)   Interest Shortfall                                                                            0
(j)   Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) / III.(f)]                           85,085
(k)   Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]                           0

VIII. Monthly Investor Principal
--------------------------------
(a)   Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]                           301,246,223
(b)   Available Principal Collections (a)                                                 301,246,223
(c)   Controlled Deposit Amount                                                                     0
(d)   Monthly Investor Principal [lesser of (b) and (c)]                                            0
(e)   Deficit Controlled Accumulation Amount [(c) - (d), if positive]                               0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  October 2001

IX.  Subordination Percentage
-----------------------------
(a)  Subordination Percentage Floor                                                      13.00%
(b)  Average Dilution Ratio (last 12 months)                                              1.96%
(c)  Highest Dilution Ratio (last 12 months)                                              2.60%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                                  110.69%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]                  6.36%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)                           1.13%
(g)  Default Horizon Ratio                                                              378.67%
(h)  Loss Percentage [2.5 * (f) * (g)]                                                   10.71%
(i)  Dilution Percentage + Loss Percentage                                               17.08%
(j)  12.5% + (b) * (d)                                                                   14.67%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]                             17.08%

X.   Investor Charge-Offs
-------------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]                           159,687
(b)  Investor Recoveries                                                                     0
(c)  Loss Reserve                                                                   62,739,238
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                                      0
(e)  Cumulative Investor Charge-offs [including (d) above]                                   0

XI.  Invested Amount
--------------------
(a)  Beginning Invested Amount                                                     300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                                           0
(c)  Amount on deposit in Principal Funding Account                                          0
(d)  Distributions of Principal                                                              0
(e)  Ending Invested Amount                                                        300,000,000

XII. Amortization Events
-------------------------
(a)  Breach of material covenant or agreement uncured for 30 days                           No
(b)  Breach of Representation or Warranty not corrected for 30 days                         No
(c)  Bankruptcy, insolvency or receivership of Seller or CSXT                               No
(d)  Trust is deemed an "Investment Company"                                                No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to make deposit
     to Retained Collection Account                                                         No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance                       No
(g)  Any Series 1998-1 Servicer Default                                                     No
(h)  Termination Notice delivered to Servicer                                               No
(i)  Invested Amount not paid in full on Expected Final Payment Date                        No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%                        No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

     Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date:  November 23, 2001

Collection Period:  October 2001

POOL COLLECTIONS
----------------

Total Pool Collections                                                                      585,753,000.00

Total Collections Available                                                                 585,753,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                                                  60.00%

Investor Ownership Percentage                                                                        31.01%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                                                1,500,000.00

Total amount distributed allocable to Interest                                                        5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                                                    0.00

Total amount distributed allocable to Principal                                                       0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                                               0.00

Amounts on deposit in the Principal Funding                                                           0.00

Ending Invested Amounts                                                                     300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                                                      0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                                                        0.00
Beginning Investor Charge-Offs per $1,000                                                             0.00

Additional Investor Charge-Offs                                                                       0.00
Additional Investor Charge-Offs per $1,000                                                            0.00

Reimbursements:
Reinstatement of Investor Certificates                                                                0.00
Reinstatement of Investor Certificates per $1,000                                                     0.00

Ending Investor Charge-Offs                                                                           0.00
Ending Investor Charge-Offs per $1,000                                                                0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                                             967,516,000.00

Ending Net Receivables Pool Balance                                                         710,702,000.00

Ending Net Series Pool Balance                                                              426,421,064.97